Exhibit 99.1

Quest Resource Holding Reports Third Quarter 2020 Financial Results

THE COLONY, TX – November 16, 2020 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights

•	Revenue was $23.7 million, a 0.9% decrease compared with the third quarter of 2019.
•	Gross profit was $4.6 million, a 4.5% decrease compared with the third quarter of 2019.
•	Gross margin was 19.2% of revenue, compared with 19.9% for the third quarter of 2019.
•	Operating expenses decreased 2.4% to $4.4 million and included $355,000 ($0.02 per share) of professional fee expenses related to M&A related activities.
•

Net (loss) income per share attributable to common stockholders was $(0.02) compared with $0.00 during the third quarter of 2019.  Included within the net loss per share for the third quarter was a non-cash deemed dividend adjustment of $(205,000), or $(0.01) per share, attributable to a change in warrants issued in a March 2016 public offering of common stock.

•	Adjusted EBITDA increased 15.0% to $989,000, compared with $860,000 during the third quarter of 2019.

Year-to-Date 2020 Highlights (September 30, 2020)

•	Revenue was $71.0 million, a 6.6% decrease compared with the same period of 2019.
•	Gross profit was $13.5 million, a 4.2% decrease compared with the same period of 2019.
•	Gross margin was 19.0% of revenue, a 50 basis point improvement compared with 18.5% for the same period of 2019.
•	Other income of $1.4 million, or $0.09 per share, represented the use of PPP Loan proceeds to fund eligible expenses under the CARES Act.
•

Net income (loss) per share attributable to common shareholders improved to $0.04, compared with $(0.01) during the same period of 2019.  Included within the net loss per share for the third quarter was a non-cash deemed dividend adjustment of $(205,000), or $(0.01) per share, attributable to anti-dilution provisions of warrants issued in a March 2016 public offering of common stock.

•	Year-to-date Adjusted EBITDA was $2.7 million, a 7.4% increase compared to the same period of 2019.

“We delivered 15% growth in Adjusted EBITDA during the third quarter, reflecting stability in our customer base, our flexible cost structure, and a tight control over costs.  While customer activity levels in those end markets that were most severely impacted by COVID-19 are still below last year, volumes have improved sequentially and are stabilizing.  Partially offsetting the headwind in these markets, we continue to see strength in other areas, such as grocery and specialty retail, which make up a large portion of our overall mix,” said S. Ray Hatch, President and Chief Executive Officer.  “While there is still near-term uncertainty regarding the direction and pace of an economic recovery, we are encouraged that since the end of the quarter, we have seen pockets of growth from the expansion of programs with existing customers and the movement of new opportunities in our sales pipeline.

In addition, we completed our first acquisition as part of our broader M&A strategy, further leveraging the scale and scope of our national service platform.  The acquisition of Green Remedies Waste & Recycling brings the potential for additional growth in an attractive end market, as well as significant EBITDA contribution. We expect that continued support of our customers, organic growth opportunities in our pipeline, and contributions from acquisitions like Green Remedies provide diversified revenue mix, ongoing revenue and gross profit growth, increased profitability through operating leverage, and attractive shareholder returns.”

Third Quarter 2020 Earnings Conference Call and Webcast

Quest will conduct a conference call today, November 16, 2020, at 5:00 PM ET, to review the financial results for the third quarter ended September 30, 2020. Investors interested in participating on the live call can dial 1-866-548-4713 within the U.S. or 1-323-794-2093 from abroad, referencing conference ID: 2631839.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at http://investors.qrhc.com/. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Income (Loss) to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services to customers from across multiple industry sectors that are typically larger, multi-location businesses.  In addition, Quest’s programs and services enable customers to address their environmental and sustainability goals and responsibilities. Quest provides information that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables customers to address their environmental and sustainability goals and responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  The forward-looking statements include, but are not limited to, our belief we have operations in place to sustainably support profitability while consistently providing excellent customer service;  our belief that our outlook for growth from our existing customer base remains solid and our pipeline of new business is growing;  our belief that our acquisition of Green Remedies Waste & Recycling brings the potential for additional growth and significant EBITDA contribution; our expectation that continued support of our customers, organic growth opportunities in our pipeline, and contributions from acquisitions like Green Remedies provide diversified revenue mix, ongoing revenue and gross profit growth, increased profitability through operating leverage, and attractive shareholder returns; and our belief that the financial measures contained in this press release facilitate operating performance comparisons from period to period.  These statements are based on our current expectations, estimates, projections, beliefs, and assumptions.  Such statements involve significant risks and uncertainties. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$23,701	$23,926	$71,002	$76,020
Cost of revenue	19,144	19,154	57,527	61,956
Gross profit	4,557	4,772	13,475	14,064
Selling, general, and administrative	4,291	4,221	12,678	12,663
Depreciation and amortization	150	330	818	982
Total operating expenses	4,441	4,551	13,496	13,645
Operating income (loss)	116	221	(21)	419
Other income	150	—	1,408	—
Interest expense	(73)	(119)	(244)	(344)
Loss on extinguishment of debt	(168)	—	(168)	—
Income before taxes	25	102	975	75
Income tax expense	92	55	64	165
Net income (loss)	$(67)	$47	$911	$(90)

Deemed dividend for warrant down round feature	(205)	—	(205)	—
Net income (loss) applicable to common stockholders	$(272)	$47	$706	$(90)
Net income (loss) per common share:
Basic	$(0.02)	$0.00	$0.04	$(0.01)
Diluted	$(0.02)	$0.00	$0.04	$(0.01)

Weighted average number of common shares outstanding:
Basic	17,290	15,350	16,055	15,340
Diluted	17,290	15,399	16,070	15,340

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$(67)	$47	$911	$(90)
Depreciation and amortization	176	354	872	1,056
Interest expense	73	119	244	344
Stock-based compensation expense	324	285	1,101	758
Other adjustments	391	—	(528)	248
Income tax expense	92	55	64	165
Adjusted EBITDA	$989	$860	$2,664	$2,481

BALANCE SHEETS

(In thousands, except per share amounts)

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,427	$3,411
Accounts receivable, less allowance for doubtful accounts of $873 and $767 as of September 30, 2020 and December 31, 2019, respectively	15,151	13,900
Prepaid expenses and other current assets	1,343	1,110
Total current assets	22,921	18,421

Goodwill	58,208	58,208
Intangible assets, net	915	1,591
Property and equipment, net, and other assets	2,545	2,436
Total assets	$84,589	$80,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$13,011	$13,317
Deferred revenue and other current liabilities	22	19
Total current liabilities	13,033	13,336

Revolving credit facility, net	4,163	4,535
Other long-term liabilities	659	1,141
Total liabilities	17,855	19,012

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 18,381 and 15,373 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	18	15
Additional paid-in capital	165,239	160,858
Accumulated deficit	(98,523)	(99,229)
Total stockholders’ equity	66,734	61,644
Total liabilities and stockholders’ equity	$84,589	$80,656

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